UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois	60191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2022, AAR CORP. (the “Company”) entered into a credit agreement with various financial institutions, as lenders and Wells Fargo Bank, N.A., as administrative agent for the lenders (the “Credit Agreement”).  The Credit Agreement creates a $620 million unsecured revolving credit facility that the Company can draw upon for working capital and general corporate purposes.  Under certain circumstances, the Company may request an increase to the lending commitments under the Credit Agreement by an aggregate amount of up to $300 million, not to exceed $920 million in total.  The Credit Agreement expires on December 14, 2027.  Borrowings under the Credit Agreement bear interest at a variable rate based on the secured overnight financing rate, known as SOFR, plus 112.5 to 200 basis points based on certain financial measurements if a SOFR loan, or at the offered fluctuating Base Rate plus 12.5 to 100 basis points based on certain financial measurements if a Base Rate loan.

The Credit Agreement requires the Company to comply with certain financial covenants, including a minimum interest coverage ratio and a maximum total debt to EBITDA ratio.  The Credit Agreement also contains certain affirmative and negative covenants, including those relating to financial reporting and notification, compliance with applicable laws, and limitations on additional liens, indebtedness, acquisitions, investments, and disposition of assets.  The Credit Agreement also requires significant domestic subsidiaries of the Company to provide a guarantee of payment under the Credit Agreement. The Company plans to file the Credit Agreement with its Quarterly Report on Form 10-Q for the quarter ended November 30, 2022.

Item 1.02.	Termination of a Material Definitive Agreement.

On December 14, 2022, the Company terminated its credit agreement dated April 12, 2011, as amended, between the Company and various financial institutions, as lenders and Bank of America, N.A., as administrative agent (the “2011 Credit Agreement”).  The 2011 Credit Agreement was terminated in light of the Company entering into the Credit Agreement, referred to in Item 1.01 above.  The outstanding borrowings under the 2011 Credit Agreement at the date of its termination were rolled over to the Credit Agreement, referred to in Item 1.01 above. In addition, no material termination penalties or fees resulted from the termination.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Credit Agreement is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2022

AAR CORP.

By:	/s/ Sean M. Gillen
Sean M. Gillen
Vice President and Chief Financial Officer